              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON DECEMBER __, 1998

                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                INSO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
          -------------------------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)


                                   04-3216243
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)


                31 St. James Avenue, Boston, Massachusetts 02116
                                 (617) 753-6500
          ------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              Steven R. Vana-Paxhia
                      President and Chief Executive Officer
                                Inso Corporation
                               31 St. James Avenue
                           Boston, Massachusetts 02116
                                 (617) 753-6500
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                              Mark G. Borden, Esq.
                             Jeffrey A. Stein, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
--------------------------------------------------------------------------------

         Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                                          CALCULATION OF REGISTRATION FEE

Title of Shares to be    Amount to be            Proposed                Proposed                 Amount of
registered               Registered              Maximum Price Per       Maximum                  Registration Fee
                                                 Share (1)               Aggregate Offering
                                                                         Price (1)
Common Stock,            1,456,458 shares        $19.9375                $29,038,131              8,072.60
$.01 par value per
share

         (1) Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457 under the Securities Act of 1933, based upon the average of the reported high and low sales prices of the Common Stock on the NASDAQ National Market as of December 16, 1998.

                                   PROSPECTUS

                                1,456,458 Shares

                                INSO CORPORATION

                                  COMMON STOCK

         In December 1998, we issued warrants to purchase an aggregate of 1,456,458 shares of the Company's common stock in connection with our acquisition of Sherpa Systems Corporation. The exercise price of these warrants is $23.50 per share, as adjusted for stock splits, and the warrants expire at 5:00 p.m., eastern daylight time, on December 3, 2000. This Prospectus relates to the public offering, which will not be underwritten, of the shares held by certain of our stockholders as a result of the exercise of the warrants.

         The prices at which our stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares. We will, however, receive the exercise price of the warrants, in the amount of $23.50 per share.

         Our common stock is listed on the NASDAQ National Market under the symbol "INSO".

------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.


              The date of this Prospectus is December 17, 1998.

TABLE OF CONTENTS

                                             PAGE
                                             ----
Where You Can Find
More Information ...............................3

The Company.....................................4

Risk Factors....................................4

Use of Proceeds.................................6

Plan of Distribution............................6

Selling Shareholders............................8

Legal Matters...................................8

Experts.........................................8


         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Inso Corporation (referred to in this Prospectus as "Inso" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered. Information that we file later with the SEC will automatically update and supersede this information.

         We have incorporated by reference into this Prospectus the following documents we filed with the SEC:

         (i) the Annual Report on Form l0-K for the fiscal year ended December 31, 1997,

         (ii)     the Proxy Statement for the 1998 Annual Meeting of
                  Shareholders,

         (iii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998,

         (iv) Current Reports on Form 8-K filed on May 7, 1998 and November 19, 1998,

         (v) the description of the common stock contained in our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on February 2, 1994, including any amendment thereto or report filed under the Exchange Act for the purpose of updating such description, and

         (vi) the description of Inso's Preferred Stock Purchase Rights, contained in our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on July 16, 1997, including any amendment thereto or report filed under the Exchange Act for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Bruce G. Hill, Vice President of Business Development and General Counsel, Inso Corporation, 31 St. James Avenue, Boston, Massachusetts 02116; 617-753-6500.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                   THE COMPANY

         Inso's principal executive offices are located at 31 St. James Avenue, Boston, Massachusetts, and our telephone number is (617) 753-6500.

                                  RISK FACTORS

         You should consider carefully the following risks before you decide to buy our Common Stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also adversely impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our Common Stock could decline, and you may lose all or part of the money you paid to buy our Common Stock.

         This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about Inso and our industry. These forward-looking statements involve risks and uncertainties. Inso's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. Inso undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SOURCES OF REVENUE

         We anticipate that in 1998 we will receive the majority of our revenues from direct and indirect sales efforts aimed at corporations and government agencies. The marketing and distribution of products to these markets, either by us or by value-added resellers or distributors, requires higher sales and marketing expenditures as a percentage of revenues than the OEM distribution channel, which is likely to have a negative impact on our operating margins. We intend to expand this activity through greater sales efforts and the introduction of new solutions for enterprise use, which could increase the level of sales and marketing expenditures relative to revenues. We anticipate that a substantial and increasing portion of our future revenue will come from corporate and government sales, which is also likely to result in lower operating margins in future periods.

DEPENDENCE ON KEY MANAGEMENT AND TECHNICAL PERSONNEL

         Our ability to remain competitive in the computer software industry is dependent on our ability to retain the services of a number of key management and technical personnel, principally software engineers. Personnel costs for technical staff represent a significant portion of our operating expenses, and increased competition and related personnel cost increases for such staff could have a material adverse impact on our operating results. Additionally, a shortage of software engineers with expertise in software languages which we utilize in our products, particularly Standard Generalized Markup Language (known as SGML) and eXtensible Markup Language (known as XML) could have a material adverse impact on our operating results. Costs for software developers and other experienced personnel have increased significantly, a trend which is likely to continue. This could result in reduced operating margins as a result of higher personnel costs.

INCREASES IN COMPETITION

         We have historically operated in narrow market segments that have attracted fewer substantial participants than the general market for software applications. As we develop solutions for license on an enterprise basis, we anticipate that we will experience increased competition, both as to quality and price, from substantial entities with greater resources than ours.

         It is possible that certain of the major operating system developers, including Microsoft, may add features and functionality to their operating systems, including future versions of Windows-Registered Trademark- 95 and Windows NT-Registered Trademark-, that may compete with the Company's products or with those of its OEM customers. The concentration of the market for operating systems makes it difficult or impossible for the Company or its other OEM customers to compete on a price basis because purchasers of operating systems would be required to purchase products as part of the operating system that compete with those of the Company. In addition, certain OEM customers may choose to internally develop products that compete with those of the Company in order to reduce their costs.

INVESTMENTS IN PARTICULAR PUBLISHING FORMATS

         We have invested significant development resources in products utilizing standards-based publishing formats, such as HTML and XML. Should any such standard not ultimately be adopted by large numbers of customers and potential customers, it is possible that there may be a limited market for the products currently under development by us, which could have an adverse impact on our future revenues and operating results.

 REVENUE FROM OEMs

         We have historically received a significant portion of our revenues from OEMs that integrate our products with their own products and market them to end-users as a single unit. The business of our OEM customers is intensely competitive, and the computer software industry has continued to consolidate. As a result, the number of potentially significant OEM customers for our products has declined and there is increasing competitive pressure for our existing and potential customers to reduce costs. Also, certain markets for our products have been particularly adversely affected by competitive pressures. At the same time, we have achieved a high degree of market penetration in certain OEM markets for our products, making it more difficult for us to make new sales to OEM customers. These factors could result in decreased revenues from OEMs in future periods.

RAPID GROWTH

         We have experienced growth that could place a significant strain on our resources. Our historical and projected growth has come from a combination of growth from internally developed products and the acquisition and integration of businesses and assets. Changes in the market for mergers and acquisitions of software companies and information databases could make it more difficult for us to achieve projected or forecasted revenue or net income growth in future periods. Our ability to manage any future growth and integrate any newly acquired business will require us to continue to improve our operations and our financial and management information systems, and to motivate and effectively manage our employees. We cannot assure you that we will successfully be able to integrate and manage businesses or assets that we have acquired or may acquire in the future. If our management is unable to manage such growth effectively, the quality of our products; our ability to identify, hire, and retain key personnel; and our results of operations could be materially adversely affected.

RISKS ASSOCIATED WITH INTERNATIONAL SALES

         We have increased the marketing of our products directly to customers outside the United States and have experienced an increase in revenues from foreign sources. The majority of this growth is attributable to increased sales of products to corporate and consumer customers in foreign markets. The marketing of products directly to customers outside the United States increases the risk to our revenues associated with fluctuations of the U.S. dollar in relation to foreign currencies. Such fluctuations could also result in increased operating expenses associated with foreign operations. International operations are subject to other inherent risks, including:

         -        the impact of recessions in economies outside the United
                  States;

         -        changes in regulatory requirements;

         - reduced protection for intellectual property rights in some countries;

         -        potentially adverse tax consequences;

         - difficulties and costs of staffing and managing foreign operations;

         -        political and economic instability;

         -        fluctuations in currency exchange rates; and

         - seasonal reductions in business activity during the summer months in Europe and certain other parts of the world.

These risks may materially and adversely affect our business, results of operations or financial condition.

EFFECTS OF YEAR 2000 ISSUE

         Although we do not believe that Year 2000 issues will have a significant impact on our internal operations or on our products, there can be no assurance that we will not experience interruptions of operations because of Year 2000 problems or become involved in disputes with customers regarding Year 2000 problems involving our products or the interaction of our products with other applications. Year 2000 problems could require us to incur unanticipated expenses, and such expenses could have a material adverse effect on our business, financial condition and results of operations. Furthermore, the purchasing patterns of customers or potential customers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds being available to purchase products offered by us.

DILUTIVE EFFECT OF THE ISSUANCE OF COMMON STOCK UPON THE EXERCISE OF WARRANTS

         The warrants are exercisable for an aggregate of 1,456,458 shares of common stock. Depending upon our ability to invest the additional capital received upon the exercise of these warrants, the issuance of these additional shares of common stock could cause dilution to our future per share earnings.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered hereby. However, we will receive the exercise price of the warrants, in the amount of $23.50 per share. The total gross proceeds from the exercise of the warrants may range from zero to approximately $34,000,000, depending upon the number of warrants exercised. We intend to use the net proceeds for general corporate purposes.

                              PLAN OF DISTRIBUTION

         Inso is registering 1,456,458 shares (the "Shares") on behalf of certain selling shareholders. All of the shares either were originally issued by us or will be issued by us upon exercise of warrants to acquire shares of our common stock. These warrants were issued by us in connection with our acquisition of Sherpa Systems Corporation. The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") may sell the shares from time to time. The Selling Shareholders will act independently of Inso in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers or directly to purchasers (in the event of a private sale). The shares may be sold by one or more of, or a combination of, the following:

         - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

         - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market,

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         -        in privately negotiated transactions.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

         The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Shareholders have advised Inso that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. Inso will make copies of this prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         Inso will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         - the name of each such Selling Shareholder and of the participating broker-dealer(s),

         -        the number of shares involved,

         -        the price at which such shares were sold,

         - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         -        other facts material to the transaction.

         Inso will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling

Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

         The following table sets forth the number of shares owned by each of the Selling Shareholders. None of the Selling Shareholders has had a material relationship with Inso within the past three years other than as a result of the ownership of the shares or other securities of Inso. No estimate can be given as to the amount of shares that will be held by the Selling Shareholders after completion of this offering because the Selling Shareholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Shareholders named below.

Name of Selling Shareholder                    Number of Shares            Percent of         Number of Shares
                                               Beneficially Owned          Outstanding        Registered for Sale
                                                                           Shares             Hereby (1)
---------------------------                    ------------------          -----------        -------------------
New Enterprise Associates VIII ..................   495,005                3.19%                   495,005
New Enterprise Associates II ....................   192,754                1.24%                   192,754
New Enterprise Associates V .....................   172,309                1.11%                   172,309
Century IV Partners .............................    97,746                   *                     97,746
Commonwealth Venture Partners ...................    66,201                   *                     66,201
Paul Capital Partners V .........................   142,920                   *                    142,920
Fostin Capital Associates II ....................    50,457                   *                     50,457
Transitions Three Ltd ...........................   121,098                   *                    121,098
Spectra Enterprise Assoc.........................    50,457                   *                     50,457
Pennsylvania Venture Partners....................     1,556                   *                      1,556
Paul Capital Partners V Domestic Annex Fund, LP..    12,027                   *                     12,027
Paul Capital Partners V International, LP........     5,204                   *                      5,204
Ellison Special Assets Limited Partnership, an
 Arizona Partnership.............................    14,449                   *                     14,449
Mark MeDearis....................................       100                   *                        100
William Siddon...................................         7                   *                          7
Llona Sockol.....................................        84                   *                         84
Vivian Wong......................................        37                   *                         37
Mary Collins.....................................       756                   *                        756
Sheldon Breiner..................................      5,862                  *                      5,862
Stephen C. Baunach...............................     21,341                  *                     21,341
Christopher Dress................................      5,449                  *                      5,449
LeRoy Ellison....................................         23                  *                         23
John Chamberlain.................................        616                  *                        616




                                               ------------------                             -------------------
             Total .............................. 1,456,458                                      1,456,458
                                               ------------------                             -------------------
                                               ------------------                             -------------------

------------------
*Represents beneficial ownership of less than 1%.

(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Inso's outstanding shares of common stock.

                                  LEGAL MATTERS

         The validity of the common stock being offered has been passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                     EXPERTS


         Ernest & Young LLP, independent auditiors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

         We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.









                                INSO CORPORATION



                                  COMMON STOCK




                                   ----------
                                   PROSPECTUS
                                    --------




                                December 17, 1998

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC Registration Fee ..............................   $           *
         Accounting Fees and Expenses .......................              *
         Legal Fees and Expense ............................               *
         Transfer Agent Fees ................................              *
         Printing Fees                                                     *
         Miscellaneous Expenses .....................                      *
                                                              ---------------

         Total ......................................          $           *

-------
* to be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         Article V of the By-laws of the Registrant provides for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.



ITEM 16. EXHIBITS

Exhibit No.                Description
----------------           -----------------
5.1                        Opinion of Hale and Dorr LLP

23.1                       Consent of Ernst & Young LLP

23.2                       Consent of Hale and Dorr LLP (included in the Opinion of Hale and Dorr LLP filed in
                           Exhibit 5.2 hereto)

24.1                       Power of Attorney (included on Page II-3 of this registration statement)

--------


                              ---------------------


ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, as of this 18th day of December, 1998.

                                    INSO CORPORATION
                                    (Registrant)

                                    By: /s/ STEVEN R. VANA-PAXHIA
                                    ----------------------------------
                                    Steven R. Vana-Paxhia
                                    President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Vana-Paxhia and Bruce G. Hill, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on this day of December, 1998.


  Name                               Title                     Date
--------                            -------                   -------

/s/Steven R. Vana-Paxhia
------------------------------
Steven R. Vana-Paxhia               President, Chief Executive         December 16, 1998
                                    Officer and Director (Principal
                                    Executive Officer)

/s/Betty J. Savage
------------------------------
Betty J. Savage                     Vice President and Chief           December 16, 1998
                                    Financial Officer (Principal
                                    Financial Officer)

/s/Patricia A. Michaels
------------------------------
Patricia A. Michaels                Assistant Vice President and       December 16, 1998
                                    Controller (Principal
                                    Accounting Officer)
/s/ Joseph A. Baute
------------------------------
Joseph A. Baute                     Director                           December 18, 1998


------------------------------
J.P. Barger                         Director                           December __, 1998

/s/ Samuel H. Fuller
------------------------------
Samuel H. Fuller                    Director                           December 16, 1998

/s/ John Guttag
------------------------------
John Guttag                         Director                           December 18, 1998


------------------------------
Stephen O. Jaeger                   Director                           December __, 1998


/s/ Joanna T. Lau
------------------------------
Joanna T. Lau                       Director                           December 17, 1998

/s/ Ray Stata
------------------------------
Ray Stata                           Director                           December 17, 1998


------------------------------
William J. Wisneski                 Director                           December __, 1998

/s/ Ray Shepard
------------------------------
Ray Shepard                         Director                           December 18, 1998

EXHIBIT INDEX

Exhibit No.                           Description
----------------                   -----------------
5.1                        Opinion of Hale and Dorr LLP

23.1                       Consent of Ernst & Young LLP

23.2                       Consent of Hale and Dorr LLP (included in the Opinion of Hale and Dorr LLP filed in
                           Exhibit 5.1 hereto)

24.1                       Power of Attorney (included on Page II-3 of this registration statement)



-------------